101 Barclay Street, New York, NY 10286


April 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Document Control

Re:	Depositary Shares Evidenced by
	American Depositary Receipts for
	Common Shares of the par value of
	5 German Mark each of DTA Holding
	Aktiengesellschaft,
	(formally known as Digitale Telekabel AG)
	(File No. 333-6182)
Dear Sirs:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American
Depositary Receipts are to be issued, we enclose a copy
 of the revised prospectus (the "Prospectus") for DTA
Holding Aktiengesellschaft.

Pursuant to Section III B of the General Instructions to
 the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for DTA Holding
Aktiengesellschaft.

Due to the name change of DTA Holding Aktiengesellschaft, the Prospectus has been revised to reflect the new name which states that:

"Effective December 9, 2002 Digitale Telekabel AG has changed its name to DTA Holding Aktiengesellschaft".

Very truly yours,
/s/ Tatyana Vesselovskaya
Tatyana Vesselovskaya
Account Administrator
Tel (212) 815-2221
Fax (212) 571-3050


cc:	Paul Dudek, Esq.
	(Office of International Corporate Finance)